SUB-ITEM 77Q1(e)

                            MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of the date indicated on Exhibit "A" between AIM Advisor Funds, AIM Equity Funds, AIM Floating Rate Fund, AIM Funds Group, AIM Growth Series, AIM International Funds, Inc., AIM Investment Funds, AIM Investment Securities Funds, AIM Select Real Estate Income Fund, AIM Series Trust, AIM Summit Fund, AIM Tax-Exempt Funds, AIM Variable Insurance Funds, Short-Term Investments Co., Short-Term Investments Trust, and Tax-Free Investments Co. (each a "Company" and collectively, the "Companies"), on behalf of the portfolios listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies and AIM agree as follows:

         1. Each Company, for itself and its Funds, and AIM agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, AIM will not charge any administrative fee under each Fund's advisory agreement in connection with securities lending activities.

         2. Neither a Company nor AIM may remove or amend the fee waivers to a Company's detriment prior to requesting and receiving the approval of the Fund's Board to remove or amend such fee waiver as described on the attached Exhibit "A". AIM will not have any right to reimbursement of any amount so waived.

         Unless a Company, by vote of its Board of Directors/Trustees, or AIM terminates the fee waiver, or a Company and AIM are unable to reach an agreement on the amount of the fee waiver to which the Company and AIM desire to be bound, the fee waiver will continue indefinitely with respect to such Company. Exhibit "A" will be amended to reflect the new date through which a Company and AIM agree to be bound.

         Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Company or AIM with respect to any other fee waivers, expense reimbursements and/or expense limitations

         IN WITNESS WHEREOF, each Company, on behalf of itself and its Funds listed in Exhibit "A" to this Memorandum of Agreement, and AIM have entered into this Memorandum of Agreement as of the date written above.

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                                           AIM ADVISOR FUNDS
                                           AIM EQUITY FUNDS
                                           AIM FLOATING RATE FUND
                                           AIM FUNDS GROUP
                                           AIM GROWTH SERIES
                                           AIM INTERNATIONAL FUNDS, INC.
                                           AIM INVESTMENT FUNDS
                                           AIM INVESTMENT SECURITIES FUNDS
                                           AIM SELECT REAL ESTATE INCOME FUND
                                           AIM SERIES TRUST
                                           AIM SUMMIT FUND
                                           AIM TAX-EXEMPT FUNDS
                                           AIM VARIABLE INSURANCE FUNDS
                                           SHORT-TERM INVESTMENTS CO.
                                           SHORT-TERM INVESTMENTS TRUST
                                           TAX-FREE INVESTMENTS CO.


                                           By:  /s/ Robert H. Graham
                                                ------------------------------

                                           Title:  President
                                                   ---------------------------



                                           A I M ADVISORS, INC.

                                           By:  /s/ Robert H. Graham
                                                ------------------------------
                                           Title:  President
                                                   ---------------------------

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